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EXHIBIT 99.1

Contact:

    Rush Enterprises Inc., San Antonio
    Martin A. Naegelin, Jr., 830-626-5230

    Adam Friedman Associates
    Adam Friedman, 212-981-2529, ext. 18

RUSH ENTERPRISES, INC. REPORTS THIRD QUARTER RESULTS

Earnings Per Share Increases to $0.34 Compared to $0.21 in 2003

SAN ANTONIO, Texas, October 19, 2004—Rush Enterprises, Inc. (NASDAQ: RUSHA & RUSHB), operator of the largest network of Peterbilt heavy-duty truck dealerships in North America and a John Deere construction equipment dealership in Texas, today announced results for the third quarter ended September 30, 2004.

In the third quarter, the Company's gross revenues totaled $296.9 million, a 33.3% increase from gross revenues of $222.8 million reported for the third quarter ended September 30, 2003. Net income was $5.5 million, or $0.34 per diluted share, during the third quarter of 2004 compared to $3.2 million, or $0.21 per diluted share, in the third quarter of 2003. Income from continuing operations was $5.7 million, or $0.35 per diluted share, during the third quarter of 2004 compared to $3.2 million, or $0.21 per diluted share in the third quarter of 2003.

The Company's truck segment recorded revenues of $282.2 million in the third quarter of 2004, compared to $211.2 million in the third quarter of 2003. The Company delivered 1,546 new heavy-duty trucks, 458 new medium-duty trucks and 673 used trucks during the third quarter of 2004, compared to 1,021 new heavy-duty trucks, 266 new medium-duty trucks and 684 used trucks for the same period in 2003. Parts, service and body shop sales increased 11.9% from $62.5 million in the third quarter of 2003 to $70.0 million in the third quarter of 2004.

The Company's construction equipment segment recorded revenues of $12.1 million in the third quarter of 2004, compared to $9.5 million in the third quarter of 2003. Revenue generated from the sale of new construction equipment units increased 39.9% from $5.3 million during the third quarter of 2003 compared to $7.4 million in the third quarter of 2004, while revenue generated from the sale of used construction equipment units increased approximately 14.2% in the third quarter of 2004 compared to the third quarter of 2003. Parts, service and body shop sales for the third quarter of 2004 were $3.5 million compared to $3.2 million in the third quarter of 2003. Pretax income from the construction equipment segment increased from $0.6 million for the third quarter of 2003 to $0.9 million in the third quarter of 2004.

The Company recently announced that it has signed an asset purchase agreement to purchase the assets of American Truck Source, Inc., (ATS), a Peterbilt truck dealer. The pending acquisition will provide Rush with rights to sell Peterbilt trucks and parts from seven new locations in Dallas, Fort Worth, Abilene and Tyler, Texas, Birmingham, Alabama, Louisville, Kentucky, and Nashville, Tennessee. The completion of the acquisition is subject to several conditions, including the approval by PACCAR, Peterbilt Motors and Paccar Leasing. ATS recorded revenues of $111.8 million during the three months ended September 30, 2004. The Company expects the transaction to be accretive to future earnings.

In announcing the results, W. Marvin Rush, Chairman and Chief Executive Officer of Rush Enterprises, said, "Obviously we are very happy with our performance in the third quarter of 2004 and are extremely excited about our pending acquisition. Our prediction of strong demand for both heavy and medium-duty trucks has proven to be accurate as indicated by the numbers we are reporting today. Industry analysts, manufacturers and component suppliers expect this strong demand to continue through at least 2006."

Conference Call

Rush Enterprises will host a conference call to review its third quarter results on October 20, 2004 at 10 a.m. EST/9 a.m. CST. The call can be heard live by dialing 800.901.5247 (US) or 617.786.4501 (International) and entering the passcode 38844206, or via the web on the "Events" section of the Company's website at www.RushEnterprises.com or at www.fulldisclosure.com, or www.streetevents.com. For those who cannot listen to the live broadcast, the Webcast and audio replay will be available until November 3, 2004 by dialing 888.286.8010 (US) or 617.801.6888 (International) and entering the passcode 22680968.

About Rush Enterprises

Rush Enterprises operates the largest network of Peterbilt heavy-duty truck dealerships in North America and a John Deere construction equipment dealership in Houston, Texas. Its current operations include a network of truck dealerships located in Texas, California, Oklahoma, Colorado, Arizona, New Mexico, Alabama and Florida. These dealerships provide an integrated, one-stop source for the retail sale of new and used heavy-duty and medium-duty trucks; aftermarket parts, service and body shop facilities; and a wide array of financial services, including the financing of truck sales, insurance products and leasing and rentals.

Certain statements contained herein, including those concerning the pending acquisition of ATS, general industry conditions, and the continued strong demand for heavy and medium-duty trucks, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the receipt of regulatory and third-party approvals of the pending acquisition of ATS, the demand for heavy and medium-duty trucks, competitive factors, general economic conditions, cyclicality, economic conditions in the new and used truck and construction equipment markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein and in filings made by the company with the Securities and Exchange Commission.

—Tables to Follow—

RUSH ENTERPRISES, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

(In Thousands, Except Shares and Per Share Amounts)

	September 30, 2004 (Unaudited)	December 31, 2003 (Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$45,745	$34,389
Accounts receivable, net	32,878	24,492
Inventories	161,686	137,423
Assets held for sale	8,851	8,824
Prepaid expenses and other	1,237	1,122
Deferred income taxes	2,787	2,863

Total current assets	253,184	209,113
PROPERTY AND EQUIPMENT, net	124,231	114,477
OTHER ASSETS, net	44,410	43,288

Total assets	$421,825	$366,878

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Floor plan notes payable	$136,577	$108,235
Current maturities of long-term debt	21,695	23,767
Advances outstanding under lines of credit	17,669	17,732
Trade accounts payable	17,182	16,170
Accrued expenses	35,212	29,096

Total current liabilities	228,335	195,000
LONG-TERM DEBT, net of current maturities	67,547	66,261
DEFERRED INCOME TAXES, net	17,513	16,911
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, par value $.01 per share; 1,000 shares authorized; 0 shares outstanding in 2003 and 2004	—	—
Common stock, par value $.01 per share; 50,000,000 shares authorized; 14,042,304 shares outstanding in 2003 and 15,127,968 shares outstanding in 2004	151	140
Additional paid-in capital	47,278	39,337
Retained earnings	61,001	49,229

Total shareholders' equity	108,430	88,706

Total liabilities and shareholders' equity	$421,825	$366,878

RUSH ENTERPRISES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
REVENUES:
New and used truck sales	$203,443	$140,641	$527,167	$343,487
Parts and service	75,230	67,053	214,563	186,135
Construction equipment sales	8,333	6,102	23,711	20,278
Lease and rental	6,802	6,549	20,278	18,992
Finance and insurance	1,838	1,619	5,619	4,550
Other	1,258	831	2,629	2,228

Total revenues	296,904	222,795	793,967	575,670
COST OF PRODUCTS SOLD	247,116	181,463	657,358	461,931

GROSS PROFIT	49,788	41,332	136,609	113,739
SELLING, GENERAL AND ADMINISTRATIVE	36,473	32,306	106,060	92,249
DEPRECIATION AND AMORTIZATION	2,358	2,263	6,834	6,705

OPERATING INCOME	10,957	6,763	23,715	14,785
INTEREST EXPENSE, NET	1,454	1,490	4,360	4,465
GAIN ON SALE OF ASSETS	45	43	504	342

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	9,548	5,316	19,859	10,662
PROVISION FOR INCOME TAXES	3,819	2,126	7,944	4,265

INCOME FROM CONTINUING OPERATIONS	5,729	3,190	11,915	6,397
(LOSS) FROM DISCONTINUED OPERATIONS, NET	(240)	(36)	(143)	(683)

NET INCOME	$5,489	$3,154	$11,772	$5,714

EARNINGS PER COMMON SHARE—BASIC
Income from continuing operations	$.38	$.23	$.81	$.46

Net income	$.36	$.23	$.80	$.41

EARNINGS PER COMMON SHARE—DILUTED
Income from continuing operations	$.35	$.21	$.75	$.43

Net income	$.34	$.21	$.74	$.39

Weighted average shares outstanding:
Basic	15,081	14,007	14,647	14,007

Diluted	16,341	15,079	15,898	14,720

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  EXHIBIT 99.1